Exhibit h (xxvii) under Form N-1A
                                               Exhibit 10 under Item 601/Reg.S-K

                         SHAREHOLDER SERVICES AGREEMENT

    This Agreement is made between the Financial Institution executing this Agreement ("Provider") and Federated Administrative Services ("FAS") for The Wachovia Funds and The Wachovia Municipal Funds (the "Trusts"), on behalf of the portfolios listed in Exhibit A hereto (the "Funds"), who have approved this form of Agreement. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

    1. FAS hereby appoints Provider to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Services"). Provider agrees to provide Services which, in its best judgment, are necessary or desirable for its customers who are investors in the Funds. Provider further agrees to provide FAS, upon request, a written description of the Services which Provider is providing hereunder.

    2. The Services to be provided under Paragraph 1 may include, but are not limited to, the following:

        (a) communicating account openings through computer terminals located on the Provider's premises ("computer terminals"), through a toll-free telephone number or otherwise;

        (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

        (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

        (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

        (e) electronically transferring and receiving funds for Fund Share purchases and redemptions, and confirming and reconciling all such transactions;

        (f)  reviewing the activity in Fund accounts;

        (g)  providing training and supervision of its personnel; and

        (h) responding to customers' and potential customers' questions about the Funds.

The Services listed above are illustrative. The Provider is not required to perform each Service and may at any time perform either more or fewer Services than described above.

    3. During the term of this Agreement, the Funds will pay the Provider fees as set forth in a written schedule delivered to the Provider pursuant to this Agreement. The fee schedule for Provider may be changed by FAS sending a new fee schedule to Provider pursuant to Paragraph 10 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

    4. The Provider understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

    5. The Provider agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of a Fund in opposition to proxies solicited by management of the Trusts, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trusts constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 5 will survive the term of this Agreement.

    6. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Trust, including a majority of the members of the Board of the Trusts who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of this Agreement or in any related documents to this Agreement ("Disinterested Board Members") cast in person at a meeting called for that purpose.

    7. Notwithstanding Paragraph 6, this Agreement may be terminated as follows:

        (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Board Members of the Trusts or by a vote of a majority of the outstanding voting securities of a Fund as defined in the Investment Company Act of 1940 on not more than sixty
            (60) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

        (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

    8. The Provider agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide the Funds or their designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

    9. This Agreement supersedes any prior service agreements between the parties for the Funds.

    10. This Agreement may be amended by FAS from time to time by the following procedure. FAS will mail a copy of the amendment to the Provider's address, as shown below. If the Provider does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of this Agreement. The Provider's objection must be in writing and be received by FAS within such thirty days.

    11. The Provider acknowledges and agrees that FAS has entered into this Agreement solely in the capacity of agent for the Funds. The Provider agrees not to claim that FAS is liable for any responsibilities or amounts due by the Funds hereunder.

    12. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.


      Provider



       Address



                            City, State, Zip Code



        Date



                            Authorized Signature


        Title



                            Print Name of Authorized Signature




                            FEDERATED ADMINISTRATIVE SERVICES
                            Federated Investors Tower
                            Pittsburgh, Pennsylvania 15222-3779


                            By:
                            Vice President

Superseded by Amendment to Exhibit A dated 7/1/99

                             AMENDMENT TO EXHIBIT A
                                     TO THE
                         SHAREHOLDER SERVICES AGREEMENT

                                 Class A Shares
                             Wachovia Balanced Fund
                         Wachovia Emerging Markets Fund
                              Wachovia Equity Fund
                           Wachovia Equity Index Fund
                           Wachovia Fixed Income Fund
                      Wachovia Georgia Municipal Bond Fund
                          Wachovia Growth & Income Fund
                     Wachovia Intermediate Fixed Income Fund
                   Wachovia North Carolina Municipal Bond Fund
                        Wachovia Quantitative Equity Fund
                      Wachovia Short-Term Fixed Income Fund
                   Wachovia South Carolina Municipal Bond Fund
                          Wachovia Special Values Fund
                      Wachovia Virginia Municipal Bond Fund

                                 Class B Shares
                             Wachovia Balanced Fund
                              Wachovia Equity Fund
                           Wachovia Fixed Income Fund
                        Wachovia Quantitative Equity Fund



Shareholder Service Fees

         1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25 of 1% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

         2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that this Agreement is in effect during the quarter.

As revised:  January 6, 1999

                             AMENDMENT TO EXHIBIT A
                                     TO THE
                         SHAREHOLDER SERVICES AGREEMENT

                                 Class A Shares
                             Wachovia Balanced Fund
                         Wachovia Emerging Markets Fund
                              Wachovia Equity Fund
                           Wachovia Equity Index Fund
                         Wachovia Executive Equity Fund
                      Wachovia Executive Fixed Income Fund
                           Wachovia Fixed Income Fund
                      Wachovia Georgia Municipal Bond Fund
                          Wachovia Growth & Income Fund
                     Wachovia Intermediate Fixed Income Fund
                   Wachovia North Carolina Municipal Bond Fund
                          Wachovia Personal Equity Fund
                        Wachovia Quantitative Equity Fund
                      Wachovia Short-Term Fixed Income Fund
                   Wachovia South Carolina Municipal Bond Fund
                          Wachovia Special Values Fund
                      Wachovia Virginia Municipal Bond Fund

                                 Class B Shares
                             Wachovia Balanced Fund
                              Wachovia Equity Fund
                         Wachovia Executive Equity Fund
                      Wachovia Executive Fixed Income Fund
                           Wachovia Fixed Income Fund
                          Wachovia Personal Equity Fund
                        Wachovia Quantitative Equity Fund
                          Wachovia Special Values Fund



Shareholder Service Fees

         1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25 of 1% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

         2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that this Agreement is in effect during the quarter.

As revised:  July 1, 1999